      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2003
                                                            FILE NO. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                NOBLE CORPORATION
                        NOBLE HOLDING (U.S.) CORPORATION
                           NOBLE DRILLING CORPORATION
                         NOBLE DRILLING HOLDING LIMITED
                           NOBLE DRILLING HOLDING LLC
           (Exact name of each registrant as specified in its charter)

         NOBLE CORPORATION                       NOBLE DRILLING CORPORATION
          CAYMAN ISLANDS                                 DELAWARE
 (State or other jurisdiction of              (State or other jurisdiction of
  incorporation or organization)               incorporation or organization)

           98-0366361                                    73-0374541
  (I.R.S. employer identification no.)      (I.R.S. employer identification no.)

13135 SOUTH DAIRY ASHFORD, SUITE 800       13135 SOUTH DAIRY ASHFORD, SUITE 800
      SUGAR LAND, TEXAS 77478                     SUGAR LAND, TEXAS 77478
          (281) 276-6100                              (281) 276-6100
  (Address, including zip code, and        (Address, including zip code, and
telephone number, including area code,   telephone number, including area code,
       of registrant's principal          of registrant's principal executive
        executive offices)                              offices)

 NOBLE HOLDING (U.S.) CORPORATION            NOBLE DRILLING HOLDING LIMITED
           DELAWARE                                  CAYMAN ISLANDS
 (State or other jurisdiction of              (State or other jurisdiction of
 incorporation or organization)                incorporation or organization)

             01-0751540                                   98-0380883
 (I.R.S. employer identification no.)      (I.R.S. employer identification  no.)

  13135 SOUTH DAIRY ASHFORD, SUITE 800                   58 NELSON QUAY
        SUGAR LAND, TEXAS 77478                        GOVERNOR'S HARBOUR
            (281) 276-6100                        GRAND CAYMAN, CAYMAN ISLANDS
(Address, including zip code, and telephone             (345) 946-6161
number, including area code, of registrant's      (Address, including zip code,
       principal  executive offices)             and telephone number,including
                                                   area code, of registrant's
                                                   principal executive offices)

                           NOBLE DRILLING HOLDING LLC
                                    DELAWARE
                         (State or other jurisdiction of
                         incorporation or organization)

                                      NONE
                      (I.R.S. employer identification no.)

                                 58 NELSON QUAY
                               GOVERNOR'S HARBOUR
                          GRAND CAYMAN, CAYMAN ISLANDS
                                 (345) 946-6161
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            ----------------------

        ROBERT D. CAMPBELL                            WITH A COPY TO:
 VICE PRESIDENT AND GENERAL COUNSEL                   DAVID L. EMMONS
   NOBLE DRILLING SERVICES INC.                      BAKER BOTTS L.L.P.
 13135 SOUTH DAIRY ASHFORD, SUITE 800           2001 ROSS AVENUE, SUITE 700
       SUGAR LAND, TEXAS 77478                      DALLAS, TEXAS 75201
          (281) 276-6100
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after effectiveness.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------

                       CALCULATION OF REGISTRATION FEE (1)

================================================================================================
                                                       Proposed Maximum
            Title of Each Class of                    Aggregate Offering  Amount of Registration
         Securities to be Registered                   Price (1)(2)(3)             Fee
------------------------------------------------------------------------------------------------
Debt securities of Noble Corporation
------------------------------------------------------------------------------------------------
Debt securities of Noble Drilling Corporation
------------------------------------------------------------------------------------------------
Debt securities of Noble Drilling Holding LLC
------------------------------------------------------------------------------------------------
Guarantees of Noble Corporation (4)
------------------------------------------------------------------------------------------------
Guarantees of Noble Holding (U.S.) Corporation (4)
------------------------------------------------------------------------------------------------
Guarantees of Noble Drilling Holding Limited (4)
------------------------------------------------------------------------------------------------
Preferred shares of Noble Corporation
------------------------------------------------------------------------------------------------
Depositary shares of Noble Corporation
------------------------------------------------------------------------------------------------
Ordinary shares of Noble Corporation (5)
------------------------------------------------------------------------------------------------
Warrants of Noble Corporation
------------------------------------------------------------------------------------------------
Total                                                    $500,000,000           $40,450
================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) Subject to note (1), there are being registered hereunder: (a) indeterminate principal amount of debt securities of Noble Corporation and an indeterminate number of preferred shares, depositary shares, ordinary shares and warrants of Noble Corporation as may from time to time be issued at indeterminate prices; (b) indeterminate principal amount of debt securities of Noble Drilling Corporation as may from time to time be issued at indeterminate prices and the related guarantees of such debt securities by Noble Corporation and Noble Holding (U.S.) Corporation; and (c) indeterminate principal amount of debt securities of Noble Drilling Holding LLC as may from time to time be issued at indeterminate prices and the related guarantees of such debt securities by Noble Corporation and Noble Drilling Holding Limited.

(3) In addition, this registration statement includes a presently indeterminate number of securities that may be issuable from time to time upon conversion, exercise or exchange of the securities being registered hereunder.

(4) No separate consideration will be received for any guarantee of debt securities; accordingly pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required.

(5) The ordinary shares being registered include associated preferred share purchase rights.

                                ---------------

                  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
         SECTION 8(a), MAY DETERMINE.

================================================================================

================================================================================

                   Subject to Completion, dated August 1, 2003

Preliminary Prospectus

                                     [LOGO]

                                  $500,000,000
                                  ------------

          NOBLE CORPORATION                       NOBLE DRILLING CORPORATION
           DEBT SECURITIES                             DEBT SECURITIES
    GUARANTEES OF DEBT SECURITIES
          PREFERRED SHARES                      NOBLE DRILLING HOLDING LIMITED
          DEPOSITARY SHARES                     GUARANTEES OF DEBT SECURITIES
           ORDINARY SHARES
              WARRANTS                            NOBLE DRILLING HOLDING LLC
                                                       DEBT SECURITIES

  NOBLE HOLDING (U.S.) CORPORATION
    GUARANTEES OF DEBT SECURITIES

                                   ----------

         The issuer will provide the specific terms of these securities in supplements to this prospectus. We, or the issuer of the securities, can use this prospectus to offer and sell any specific security only by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

         The aggregate initial offering price of all securities that may be sold pursuant to this prospectus will not exceed U.S. $500,000,000. We, or the issuer of the securities, will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

         The ordinary shares of Noble Corporation are listed on the New York Stock Exchange under the symbol "NE." Any ordinary shares of Noble Corporation sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.

                                   ----------

         BEFORE INVESTING IN OUR SECURITIES, YOU SHOULD REVIEW THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 4.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 --------------

                  The date of this prospectus is ______, 2003.

                                TABLE OF CONTENTS

                                                                                               Page
ABOUT THIS PROSPECTUS........................................................................    2
ABOUT NOBLE CORPORATION......................................................................    3
ABOUT NOBLE HOLDING (U.S.) CORPORATION.......................................................    4
ABOUT NOBLE DRILLING CORPORATION.............................................................    4
ABOUT NOBLE DRILLING HOLDING LIMITED.........................................................    4
ABOUT NOBLE DRILLING HOLDING LLC.............................................................    4
RISK FACTORS.................................................................................    4
        Our Business and Profitability Are Dependent Upon Activity Levels in the
        Oil and Gas Industry, Which Are Beyond Our Control...................................    4
        Tax Risks............................................................................    5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................................    6
USE OF PROCEEDS..............................................................................    8
RATIO OF EARNINGS TO FIXED CHARGES...........................................................    8
DESCRIPTION OF DEBT SECURITIES...............................................................    8
        General..............................................................................    9
        Subordination........................................................................   11
        Guarantee............................................................................   12
        Amalgamation, Consolidation, Merger or Sale..........................................   12
        Modification of Indentures...........................................................   13
        Events of Default....................................................................   13
        Covenants............................................................................   13
        Payment and Transfer.................................................................   14
        Book Entry Procedures................................................................   14
        Defeasance...........................................................................   15
        The Trustee..........................................................................   15
        Governing Law........................................................................   15
        Notices..............................................................................   15
DESCRIPTION OF AUTHORIZED SHARES.............................................................   16
        General..............................................................................   16
        Ordinary Shares......................................................................   16
        Preferred Share Purchase Rights......................................................   19
        Preferred Shares and Depositary Shares...............................................   19
        Warrants.............................................................................   24
PLAN OF DISTRIBUTION.........................................................................   25
        By Agents............................................................................   25
        By Underwriters or Dealers...........................................................   25
        Direct Sales.........................................................................   26
        Delayed Delivery Contracts...........................................................   26
        General Information..................................................................   26
LEGAL OPINIONS...............................................................................   26
EXPERTS......................................................................................   27
WHERE YOU CAN FIND MORE INFORMATION..........................................................   27

                              ABOUT THIS PROSPECTUS

         As used in this prospectus and any prospectus supplement:

              - "Noble," "we," "our," and "us" generally mean Noble Corporation, a Cayman Islands exempted company limited by shares, together with its consolidated subsidiaries, unless the context otherwise requires, such as in the sections providing description of the securities offered in this prospectus;

              - "US Holdco" means Noble Holding (U.S.) Corporation, a Delaware corporation and wholly-owned direct subsidiary of Noble;

              - "Noble Delaware" means Noble Drilling Corporation, a Delaware corporation and wholly-owned direct subsidiary of US Holdco;

              - "Cayman Holdco" means Noble Drilling Holding Limited, a Cayman Islands exempted company limited by shares and wholly-owned direct subsidiary of Noble; and

              - "NDHLLC" means Noble Drilling Holding LLC, a Delaware limited liability company and wholly-owned direct subsidiary of Cayman Holdco.

         We sometimes refer to Noble Delaware and NDHLLC as the "subsidiary issuers" in this prospectus.

         This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the SEC in this prospectus) utilizing a "shelf" registration process. Under this shelf process, we may offer and sell different types of the securities, and issue related guarantees, as described in this prospectus in one or more offerings up to a total offering amount of $500,000,000.

         This prospectus provides you with a general description of the securities we and the subsidiary issuers may offer and any related guarantees. Each time securities are sold, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of that offering and the securities offered in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any pricing supplement, together with the additional information contained in the documents we refer to under the "Where You Can Find More Information" section of this prospectus.

                             ABOUT NOBLE CORPORATION

         Noble Corporation is a Cayman Islands exempted company limited by shares and was formed in February 2002 in connection with the corporate restructuring described below. The ordinary shares of Noble are listed on the New York Stock Exchange under the symbol "NE".

         We are a leading provider of diversified services for the oil and gas industry. We perform contract drilling services with our fleet of 56 offshore drilling units located in key markets worldwide. Our fleet of floating deepwater units consists of 13 semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. Our premium fleet of 37 independent leg, cantilever jackup rigs includes 23 units that operate in water depths of 300 feet or greater, four of which operate in water depths of 360 feet or greater, and 11 units that operate in water depths up to 250 feet. In addition, our fleet includes three submersible drilling units. Nine of our drilling units are capable of operating in harsh environments. In addition to the rigs in our fleet described above, we have purchased options to acquire three premium jackup rigs: the Trident XVIII, Maersk Valiant and Maersk Viking. Approximately 75 percent of our fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, Mexico and India. We provide technologically advanced drilling-related products and services designed to create value for our customers. We also provide labor contract drilling services, well site and project management services, and engineering services.

         On April 30, 2002, Noble became the successor to Noble Delaware as part of the internal corporate restructuring of Noble Delaware and its subsidiaries. The restructuring was accomplished through the formation of Noble as a Cayman Islands company and wholly-owned subsidiary of Noble Delaware on February 12, 2002 and then the merger of an indirect, wholly-owned subsidiary of Noble Delaware with and into Noble Delaware. Noble Delaware survived the merger and is now an indirect, wholly-owned subsidiary of Noble. In addition, as a result of the merger, all of the outstanding shares of common stock (and the related preferred stock purchase rights) of Noble Delaware were exchanged for ordinary shares (and related preferred share purchase rights) of Noble. Noble and its subsidiaries, including Noble Delaware, continued after the merger to conduct the businesses conducted by the Noble Delaware corporate group prior to the merger.

         Noble and its predecessors have been engaged in the contract drilling of oil and gas wells for others domestically since 1921 and internationally during various periods since 1939. Noble's principal executive offices are located at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, and its telephone number at that address is (281) 276-6100.

                     ABOUT NOBLE HOLDING (U.S.) CORPORATION

         US Holdco is a Delaware corporation and a direct, wholly-owned subsidiary of Noble. US Holdco was incorporated in Delaware on March 8, 2002. US Holdco's principal executive offices are located at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, and its telephone number at that address is
(281) 276-6100. US Holdco is a holding company that owns all the outstanding common stock of Noble Delaware. Its only business is to hold investments. US Holdco conducts no independent business or operations and has not generated any revenues as of the date of this prospectus.

                        ABOUT NOBLE DRILLING CORPORATION

         Noble Delaware is a Delaware corporation and a direct, wholly-owned subsidiary of US Holdco. Prior to the internal corporate restructuring described above in "About Noble Corporation," Noble Delaware was a publicly-traded corporation. Noble Delaware was incorporated in Delaware in 1939. Noble Delaware's principal executive offices are located at 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, and its telephone number at that address is
(281) 276-6100.

                      ABOUT NOBLE DRILLING HOLDING LIMITED

         Cayman Holdco is a Cayman Islands company and a direct, wholly-owned subsidiary of Noble. Cayman Holdco was organized in the Cayman Islands on July 3, 2002. Cayman Holdco's principal executive offices are located at 58 Nelson Quay, Governor's Harbour, Grand Cayman, Cayman Islands, and its telephone number at that address is (345) 946-6161. Cayman Holdco is a holding company that owns all the outstanding membership interests of NDHLLC. Its only business is to hold investments. Cayman Holdco conducts no independent business or operations and has not generated any revenues as of the date of this prospectus.

                        ABOUT NOBLE DRILLING HOLDING LLC

         NDHLLC is a Delaware limited liability company and a direct, wholly-owned subsidiary of Cayman Holdco. NDHLLC was organized in Delaware on August 6, 2002. NDHLLC's principal executive offices are located at 58 Nelson Quay, Governor's Harbour, Grand Cayman, Cayman Islands, and its telephone number at that address is (345) 946-6161. NDHLLC is a company organized to own assets and operate in international markets.

                                  RISK FACTORS

         There are many risks that may affect your investment in our securities. Some of these risks, but not all of them, are summarized below. You should carefully consider these risks, together with the other information we have provided in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference, before deciding to invest.

OUR BUSINESS AND PROFITABILITY ARE DEPENDENT UPON ACTIVITY LEVELS IN THE OIL AND GAS INDUSTRY, WHICH ARE BEYOND OUR CONTROL

         Demand for drilling services depends on the activity levels of our customers in the oil and gas industry. These activity levels are affected by a variety of economic and political factors, including worldwide demand for oil and gas, the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and pricing, the level of production of non-OPEC countries, and the policies of the various governments regarding exploration and development of their oil and gas reserves.

         Our results of operations depend on the levels of activity in offshore oil and gas exploration, development and production in markets worldwide. Historically, oil and gas prices and market expectations of potential changes in these prices have significantly affected that level of activity. Generally speaking, higher oil and natural gas prices or our customers' expectations of higher prices results in a greater demand for our services. These prices are extremely volatile. Despite higher oil prices in the first six months of 2003 as compared to the first six months of 2002, drilling activity in many international markets, which are influenced more by oil prices than natural gas prices, was generally weaker in the second quarter of 2003 as compared to the second quarter of 2002. We believe that operators in international markets were reluctant to increase drilling activity in the latter part of 2002 and first six months of 2003, despite higher oil prices, due to the uncertainty surrounding the worldwide economy and the political unrest in the Middle East (including the prospect of and subsequent actual military action in Iraq) and Nigeria, which contributed to the higher oil prices.

         Natural gas prices in the U.S. were also significantly higher during the first six months of 2003 as compared to the first six months of 2002, as inventory storage has fallen below historical average levels. The decline in natural gas inventory storage is attributable to reduced North American natural gas production and increased demand for natural gas this past winter due to temperatures that were colder generally than the previous winter. Despite the higher natural gas prices, operators on average have not increased offshore drilling activities. We believe this is due principally to the uncertainty surrounding the world economy. Drilling activity in the U.S. Gulf of Mexico has remained flat, which has resulted in continued depressed utilization rates and dayrates for drilling rigs in that region.

         Oil companies continue to work through the effects of industry consolidation, which has inhibited capital spending on exploration and development. We expect that further consolidation among our customer base would dampen drilling activity levels near-term.

         We cannot predict the future level of demand for our drilling services or future conditions in the offshore contract drilling industry. Declines in the level of demand for our drilling services have an adverse effect on our results of operations.

TAX RISKS

         Noble became the successor to Noble Delaware as part of the internal corporate restructuring described above in "About Noble Corporation."

         The following risk factors, which apply specifically to our restructuring, apply to Noble and its subsidiaries.

       Adoption of Retroactive "Anti-Inversion" Tax Legislation Could Reduce or Eliminate the Tax Benefits of Our Restructuring

         As we have disclosed previously and has been widely reported in the media, during the 107th Congress several bills were introduced in the U.S. House of Representatives and the U.S. Senate which dealt with various aspects of transactions constituting corporate "inversions" such as our corporate restructuring. Certain of such proposed legislation, if enacted in its form as originally filed, would have substantially reduced or eliminated the benefits of the restructuring to Noble. Other proposed legislation, however, would have allowed Noble to maintain the benefits of the restructuring. Proposed legislation was also directed towards leveling the playing field with respect to provisions in the U.S. Internal Revenue Code that put U.S. companies competing in a global marketplace at a competitive disadvantage. Various bills containing legislation similar to that proposed in 2002 have been introduced this year in the 108th Congress.

         Although various "anti-inversion" legislative initiatives continue to be introduced and debated in the U.S. Congress, as of the date of this prospectus, no such legislation has been enacted. However, we cannot predict whether legislation ultimately will be enacted. If legislation is enacted that reduces or eliminates the tax benefits of the restructuring, our effective tax rate in future periods could be increased significantly.

     Taxing Authorities May Determine that Noble is Subject to U.S. Federal Income Tax

         We believe that the operations of Noble and its non-U.S. subsidiaries generally are not subject to U.S. federal income tax other than withholding taxes under U.S. tax laws currently in effect. However, if the U.S. Internal Revenue Service successfully contends that Noble or any of its non-U.S. subsidiaries is engaged in a trade or business in the United States, Noble or such non-U.S. subsidiary would, subject to possible income tax treaty exemptions, be required to pay U.S. corporate income tax and/or branch profits tax on income that is effectively connected with such trade or business. Payment of any such tax would reduce the net income of Noble. The amount of taxes Noble has paid post-restructuring and will pay prospectively will depend in part on whether the taxing authorities in the jurisdictions in which we operate or are resident agree with our treatment of various items associated with the restructuring.

         Changes in tax laws, treaties or regulations or the interpretation or enforcement thereof in the United States, the Cayman Islands or jurisdictions in which Noble or any of its subsidiaries operates or is resident could adversely affect the tax consequences of the restructuring to Noble, its subsidiaries and its members. In addition, if the U.S. Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on the tax consequences of the restructuring.

     The Cayman Islands May Impose Income Taxes on Noble in the Future

         At the present time, there is no Cayman Islands income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a Cayman Islands company or its members. Furthermore, Noble received in February 2002 an undertaking from the Governor in Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) that generally provides that no new Cayman Islands taxes will be applied to Noble for 20 years from the date of the undertaking. We could be subject to taxes in the Cayman Islands after that date. This undertaking would not, however, prevent the imposition of taxes on any person ordinarily resident in the Cayman Islands or any company in respect of its ownership of real property or leasehold interests in the Cayman Islands.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS OR INCORPORATES BY REFERENCE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS. THIS ACT PROTECTS PUBLIC COMPANIES FROM LIABILITY FOR FORWARD-LOOKING STATEMENTS IN PRIVATE SECURITIES LITIGATION IF THE FORWARD-LOOKING STATEMENT IS IDENTIFIED AND IS ACCOMPANIED BY MEANINGFUL CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS BY THEIR NATURE INVOLVE A DEGREE OF RISK AND UNCERTAINTY, INCLUDING, BUT NOT LIMITED TO, THE RISKS AND UNCERTAINTIES REFERRED TO UNDER "RISK FACTORS" AND ELSEWHERE HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE. YOU CAN FIND MANY OF THESE STATEMENTS BY LOOKING FOR WORDS SUCH AS "BELIEVES," "EXPECTS," "ANTICIPATES," "ESTIMATES," "CONTINUES," "MAY," "INTENDS," "PLANS" OR SIMILAR EXPRESSIONS IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE. YOU SHOULD BE AWARE THAT ANY FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT REFLECT ONLY CURRENT EXPECTATIONS AND ARE NOT GUARANTEES OF PERFORMANCE. MANY POSSIBLE EVENTS OR FACTORS COULD AFFECT OUR FUTURE FINANCIAL RESULTS AND PERFORMANCE. THIS COULD CAUSE OUR RESULTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE WE EXPRESS IN OUR FORWARD-LOOKING STATEMENTS. YOU SHOULD CONSIDER THESE RISKS WHEN YOU PURCHASE OUR SECURITIES. ALSO, AS YOU MAKE YOUR INVESTMENT DECISION, PLEASE TAKE INTO ACCOUNT THAT FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS OR, IN THE CASE OF A PROSPECTUS SUPPLEMENT OR DOCUMENTS INCORPORATED BY REFERENCE, THE DATE OF ANY SUCH PROSPECTUS SUPPLEMENT OR DOCUMENT, OR IN CERTAIN CASES, AS OF A SPECIFIED DATE.

         WE HAVE IDENTIFIED FACTORS THAT COULD CAUSE ACTUAL PLANS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INCLUDED IN ANY FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:

              -      volatility in crude oil and natural gas prices;

              - changes in our customers' drilling programs or budgets due to their own internal corporate events, changes in the markets and prices for oil and gas, or shifts in the relative strengths of various geographic drilling markets brought on by things such as a general economic slowdown, or regional or worldwide recession, any of which could result in deterioration in demand for our drilling services;

              -      our inability to execute any of our business strategies;

              - changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

              - cancellation by our customers of drilling contracts or letter agreements or letters of intent for drilling contracts or their exercise of early termination provisions generally found in our drilling contracts;

              -      intense competition in the drilling industry;

              - changes in the rate of economic growth in the U.S. or in other major international economies;

              - political and economic conditions in markets where we from time to time operate;

              -      adverse weather (such as hurricanes and monsoons) and seas;

              - operational risks (such as blowouts, fires and loss of production);

              - changes in oil and gas drilling technology or in our competitors' drilling rig fleets that could make our drilling rigs less competitive or require major capital investment to keep them competitive;

              - costs and effects of unanticipated legal and administrative proceedings;

              - cost overruns or delays in shipyard repair, maintenance, conversion or upgrade projects;

              - limitations on our insurance coverage or our inability to obtain or maintain insurance coverage at rates and with deductible amounts that we believe are commercially reasonable;

              - the discovery of significant additional oil and/or gas reserves or the construction of significant oil and/or gas delivery or storage systems that impact regional or worldwide energy markets;

              - requirements and potential liability imposed by governmental regulation of the drilling industry (including environmental regulation);

              -      acts of war or terrorism;

              - significant changes in trade, monetary or fiscal policies worldwide, including changes in interest rates;

              - currency fluctuations between the U.S. dollar and other currencies;

              -      the matters discussed in "Risk Factors;" and

              - such other factors as may be discussed in this prospectus, any prospectus supplement and/or our reports filed with the SEC.

                                 USE OF PROCEEDS

         Unless we specify otherwise in a prospectus supplement, the net proceeds (after the payment of offering expenses and underwriting discounts or commissions) we receive from the sales of offered securities will be used for general corporate purposes. General corporate purposes may include any of the following:

              -      repaying debt;

              -      funding capital expenditures;

              -      investing in or lending money to subsidiaries of Noble;

              - paying for possible acquisitions or the expansion of our businesses; or

              -      providing working capital.

         If securities are sold by a subsidiary issuer, we expect that such subsidiary issuer will add such proceeds to its general funds and use them for general corporate purposes or will loan such proceeds to Noble or any of its subsidiaries.

         We may temporarily invest the net proceeds we or a subsidiary issuer receives from any offering of securities or use the net proceeds to repay short-term debt until such net proceeds can be used for their stated purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

=======================================================================================
                             Twelve Months Ended December 31,
---------------------------------------------------------------------------------------
   Three Months Ended
     March 31, 2003        2002      2001          2000             1999           1998
---------------------------------------------------------------------------------------
          5.0               6.4       8.0           4.9             2.8            10.1
=======================================================================================

         These computations include us and our subsidiaries, and companies in which we own 50 percent or less of the outstanding equity. For these ratios, "earnings" is determined by adding "total fixed charges" (excluding interest capitalized), income taxes, minority ordinary shareholders' equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which at least 20 percent but less than 50 percent equity is owned. For this purpose, "total fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

         In the event of an issuance of a series of securities by a subsidiary issuer which is not guaranteed by Noble, information with respect to the ratio of earnings to fixed charges for the applicable subsidiary will be set forth in a prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of debt securities sets forth certain general terms and provisions of debt securities to be issued by Noble and the subsidiary issuers. The particular terms of the debt securities offered will be described in the prospectus supplement relating to such debt securities.

         Noble and the subsidiary issuers may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities of Noble or the subsidiary issuers. The debt securities may be:

              - senior obligations issued in one or more series under a senior indenture to be entered into between Noble and JPMorgan Chase Bank, as trustee;

              - senior obligations issued in one or more series under the senior indenture dated as of March 1, 1999 entered into between Noble Delaware and JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association), as trustee, as supplemented by supplemental indentures, and Noble and US Holdco, as guarantors;

              - senior obligations issued in one or more series under a senior indenture to be entered into between NDHLLC and JPMorgan Chase Bank, as trustee, and Noble and Cayman Holdco, as guarantors;

              - subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Noble and JPMorgan Chase Bank, as trustee;

              - subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Noble Delaware and JPMorgan Chase Bank, as trustee, and Noble and US Holdco, as guarantors; or

              - subordinated obligations issued in one or more series under a subordinated indenture to be entered into between NDHLLC and JPMorgan Chase Bank, as trustee, and Noble and Cayman Holdco, as guarantors.

         We have summarized selected provisions of the indentures below. The summary is not complete. The existing senior indenture of Noble Delaware and related supplemental indenture and second supplemental indenture, and the forms of the other indentures listed above, have been filed as exhibits to the registration statement and you should read the indentures for provisions that may be important to you. The following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.

GENERAL

         We conduct a substantial part of our operations through various of our subsidiaries. To the extent of such operations, holders of debt securities of Noble or the subsidiary issuers will have a position junior to the prior claims of creditors of our other subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any holders of preferred shares, except to the extent that Noble or a subsidiary issuer may be a creditor with recognized claims against any subsidiary.

         The ability of Noble, Noble Delaware and NDHLLC to pay principal of and premium, if any, and interest on any of their debt securities is, to a large extent, dependent upon the payment to them of dividends, interest or other charges by their subsidiaries. The ability of the subsidiaries of Noble, including Noble Delaware and NDHLLC, to pay dividends up to Noble will be limited by their obligations under contractual provisions or laws applicable to them, as well as their financial and operating requirements.

         A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

              - the title of the debt securities of the series and whether the series is senior secured or senior unsecured debt securities or senior or junior subordinated debt securities;

              - any limit on the aggregate principal amount of the debt securities of the series;

              - the person to whom any interest on a debt security shall be payable, if other than the person in whose name that debt security is registered on the regular record date;

              - the date or dates on which the principal and premium, if any, of the debt securities of the series are payable or the method of that determination or the right to defer any interest payments;

              - the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of determining the rate or rates;

              - the date or dates from which interest will accrue and the interest payment dates on which any such interest will be payable or the method by which the dates will be determined;

              - the regular record date for any interest payable on any interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

              - the place or places where the principal of and premium, if any, and any interest on the debt securities of the series will be payable, if other than the Borough of Manhattan, The City of New York;

              - the period or periods within which, the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at the issuer's option or otherwise;

              - the issuer's obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or otherwise or at the option of the holders and the period or periods within which, the price or prices at which, the currency or currencies including currency unit or units in which and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part;

              - the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other debt or equity securities, and the terms and conditions upon which the conversion or exchange may be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

              - the denominations in which any debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

              - the currency in which payment of principal of and premium, if any, and interest on debt securities of the series shall be payable, if other than United States dollars;

              - any index, formula or other method used to determine the amount of payments of principal of and premium, if any, and interest on the debt securities;

              - if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates before the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

              - if the principal of or premium, if any, or interest on any debt securities is to be payable, at the issuer's election or the election of the holders, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on such debt securities shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

              - if other than the stated principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity of the debt securities or provable in bankruptcy;

              - the applicability of, and any addition to or change in, the covenants and definitions then set forth in the applicable indenture or in the terms then set forth in such indenture relating to permitted consolidations, mergers or sales of assets;

              - any changes or additions to the provisions of the applicable indenture dealing with defeasance, including the addition of additional covenants that may be subject to our covenant defeasance option;

              - whether any of the debt securities are to be issuable in permanent global form and, if so, the depositary or depositaries for such global security and the terms and conditions, if any, upon which interests in such debt securities in global form may be exchanged, in whole or in part, for the individual debt securities represented thereby in definitive registered form, and the form of any legend or legends to be borne by the global security in addition to or in lieu of the legend referred to in the applicable indenture;

              - the appointment of any trustee, any authenticating or paying agents, transfer agent or registrars;

              - the terms, if any, of any guarantee of the payment of principal, premium, if any, and interest with respect to debt securities of the series and any corresponding changes to the provisions of the applicable indenture as then in effect;

              - any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest with respect to the debt securities due and payable;

              - any applicable subordination provisions for any subordinated debt securities in addition to or in lieu of those set forth in this prospectus;

              - if the securities of the series are to be secured, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest; and

              - any other terms of the debt securities, including any restrictive covenants.

         None of the indentures limits the amount of debt securities that may be issued. Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

         The debt securities may be issued as discounted debt securities bearing no interest (or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

         Debt securities of a series may be issued in registered, bearer, coupon or global form.

SUBORDINATION

         Under the subordinated indentures, payment of the principal of and interest and any premium on subordinated debt securities of an issuer will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt of that issuer. The subordinated indentures provide that no payment of principal, interest and any premium on subordinated debt securities may be made in the event:

              - of any insolvency, bankruptcy or similar proceeding involving Noble or the applicable subsidiary issuer, as the case may be, or our or its property, or

              - Noble or such applicable subsidiary issuer fails to pay the principal of, or interest, any premium or any other amounts on, any of our or its senior debt when due.

         The subordinated indentures will not limit the amount of senior debt that we may incur.

         "Senior debt" of a Noble issuer is defined to include all notes or other unsecured evidences of indebtedness, including guarantees given by such issuer, for money borrowed by such issuer, not expressed to be subordinate or junior in right of payment to any other indebtedness of such issuer.

GUARANTEE

         Unless otherwise provided in the applicable prospectus supplement, Noble will individually, or jointly and severally or otherwise with US Holdco and/or Cayman Holdco, guarantee a series of debt securities of either of the subsidiary issuers. US Holdco and Cayman Holdco may each, individually, or jointly and severally with each other or otherwise, guarantee a series of debt securities of Noble. The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee and the identity of each guarantor will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

AMALGAMATION, CONSOLIDATION, MERGER OR SALE

         Unless otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, the indentures will provide that neither Noble nor any subsidiary issuer will, in any transaction or series of transactions, amalgamate, consolidate with or merge into any person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any person, other than a direct or indirect wholly-owned subsidiary, unless:

              - either (i) Noble or the applicable subsidiary issuer, as the case may be, shall be the continuing corporation or
                     (ii) the person (if other than Noble or such subsidiary issuer) formed by such amalgamation or consolidation or into which Noble or any such subsidiary issuer is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made, shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on and additional amounts with respect to all the debt securities and the performance of Noble's or such subsidiary issuer's covenants and obligations under the indenture and the debt securities;

              - immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing or would result from the transaction;

              - Noble or the applicable subsidiary issuer delivers to the applicable trustee an officer's certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the applicable indenture; and

              - Noble or the applicable subsidiary issuer complies with any provisions provided for with respect to any series of debt securities.

MODIFICATION OF INDENTURES

         Under each indenture, the rights and obligations of Noble and the subsidiary issuers and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

EVENTS OF DEFAULT

         "Event of Default" when used in an indenture will mean any of the following:

              - failure to pay the principal of or any premium on any debt security when due;

              -      failure to deposit any sinking fund payment when due;

              -      failure to pay interest on any debt security for 30 days;

              - failure to perform any other covenant in the indenture that continues for 90 days after being given written notice;

              - certain events in bankruptcy, insolvency or reorganization of Noble or the applicable subsidiary issuer, as the case may be;

              - failure to keep any applicable full and unconditional guarantee in place; or

              - any other Event of Default included in any indenture or supplemental indenture.

         An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

         If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25 percent in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

         Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

COVENANTS

         Under the indentures, the issuer of any series of debt securities will:

              - pay the principal of, and interest and any premium on, such debt securities when due;

              -      maintain a place of payment;

              - deliver a report to the trustee at the end of each fiscal year reviewing such issuer's obligations under the indenture; and

              - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

PAYMENT AND TRANSFER

         Principal of and interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

         Fully registered securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us or the applicable subsidiary issuer for such purposes, without the payment of any service charge except for any tax or governmental charge.

BOOK ENTRY PROCEDURES

         Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company ("DTC") acts as depositary.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the clearance and settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct Participants are on file with the SEC.

         Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership of interest of each actual purchaser of notes ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct and Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

         To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to global notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in the listing attached to the omnibus proxy).

         DTC may discontinue providing its service as securities depositary with respect to any global notes at any time by giving reasonable notice to us or the applicable subsidiary issuer or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, if a successor securities depositary is not obtained, notes certificates in fully registered form are required to be printed and delivered to Beneficial Owners of the global notes representing such notes.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable (including
DTC), but we take no responsibility for the accuracy thereof.

         Neither Noble or any subsidiary issuer, the trustee nor any underwriter of any debt securities will have any responsibility or obligation to Direct Participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any Direct Participant with respect to any ownership interest in global notes, or payments to, or the providing of notice to Direct Participants or Beneficial Owners.

DEFEASANCE

         The applicable Noble issuer will be discharged from its obligations on the debt securities of any series at any time if sufficient cash or government securities are deposited with the trustee to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

         Under U.S. federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

THE TRUSTEE

         JPMorgan Chase Bank, successor to Chase Bank of Texas, National Association and Texas Commerce Bank National Association, will act as the initial trustee, conversion agent, paying agent, transfer agent and registrar with respect to debt securities. JPMorgan Chase Bank is also the trustee under existing indentures governing Noble Delaware's currently outstanding Senior Notes due 2009 and Senior Notes due 2019 and three series of project financing debt securities, and acts as a depositary for funds of, performs certain other services for, and transacts other banking business with us and certain of our subsidiaries in the normal course of business. The address of the trustee is 600 Travis, Suite 1150, Houston, Texas 77002.

GOVERNING LAW

         Unless otherwise indicated in the prospectus supplement, the indentures, the debt securities and any guarantees will be governed by and construed in accordance with the laws of the State of New York.

NOTICES

         Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

                        DESCRIPTION OF AUTHORIZED SHARES

GENERAL

         As of the date of this prospectus, Noble's authorized share capital is US $55,000,000, divided into 400,000,000 ordinary shares, par value US$0.10 ("Ordinary Shares"), and 15,000,000 preferred shares, par value US$1.00 ("Preferred Shares"). The Preferred Shares are "blank check" shares; therefore, the Board of Directors of Noble may designate and create the Preferred Shares as shares of any series and determine the respective rights and restrictions of any such series.

         As of June 30, 2003, we had 133,664,982 Ordinary Shares and no Preferred Shares outstanding. As of that date, we also had approximately 4,341,983 Ordinary Shares reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans.

         The following summary is not complete. You should refer to the applicable provisions of Noble's memorandum of association (the "memorandum") and articles of association (the "articles"), the Companies Law (2003 Revision) of the Cayman Islands, and the documents we have incorporated by reference for a complete statement of the terms and rights of our authorized shares. In accordance with Cayman Islands law, holders of shares of Noble are referred to as "members" in Noble's memorandum and articles, and this terminology in regard to Noble is used in this prospectus and the prospectus supplements.

ORDINARY SHARES

         Voting Rights. The holders of Ordinary Shares are entitled to one vote per share other than on the election of directors.

         With respect to the election of directors, each holder of Ordinary Shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected. The directors are divided into three classes, with only one class being up for election each year. Directors are elected by a plurality of the votes cast in the election. Neither Cayman Islands law nor the articles provide for cumulative voting for the election of directors.

         There are no limitations imposed by Cayman Islands law or the articles on the right of nonresident members to hold or vote their Ordinary Shares.

         The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied and amended only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution passed at a separate general meeting of holders of the shares of that class or series. The necessary quorum for that meeting is the presence of holders of a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, has one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issue of further shares that rank in any respect prior to or equivalent with those shares.

         Under Cayman Islands law, some matters, like altering the memorandum or the articles, changing the name of Noble, voluntarily winding up Noble or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of members by a special resolution. A special resolution is a resolution passed by the holders of at least two-thirds of the shares voted at a general meeting or approved in writing by all members entitled to vote at a general meeting of members.

         Quorum for General Meetings. The presence of members, in person or by proxy, holding a majority of the issued shares generally entitled to vote at a meeting is a quorum for the transaction of most business. However, pursuant to the articles, different quorums are required in some cases to approve a change in Noble's articles. Members present in person or by proxy holding at least 95 percent of the issued shares entitled to vote at a meeting is the required quorum at a general meeting to consider or adopt a special resolution to amend, vary, suspend the operation of or disapply any of the following provisions of the articles:

              - Articles 31 through 49-- which relate to the convening of, and proceedings and procedures at, general meetings;

              - Articles 52 through 60-- which relate to the election, appointment and classification of directors;

              - Articles 62 and 63 -- which require members to approve certain business combinations with interested members (with the exceptions described below); or

              - Article 64 -- which requires members to approve the sale, lease or exchange of all or substantially all of Noble's property or assets.

              - However, members present, in person or by proxy, holding a majority of the issued shares entitled to vote at the meeting will constitute a quorum if:

              - a majority of the board of directors has, at or prior to the meeting, recommended a vote in favor of the special resolution; and

              - in the case of a special resolution to amend, vary, suspend the operation of or disapply Article 62 of the articles, the favorable recommendation is made by a majority of the disinterested directors, meaning those directors who are unaffiliated with and are not nominees of the interested member and were directors prior to the time the interested member became an interested member; or

              - in the case of a special resolution to amend, vary, suspend the operation of or disapply Article 63 of the articles, other than a special resolution referred to in the next full paragraph below, the favorable board of directors' recommendation is made at a time when a majority of the board of directors then in office were directors prior to any person becoming an interested member during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors.

         In addition, members present, in person or by proxy, holding a majority of the issued shares entitled to vote at a meeting also constitute the required quorum to consider or adopt a special resolution to delete Article 63 of the articles if:

              - the resolution will not be effective until 12 months after it is passed by members; and

              - the restrictions in Article 63 of the articles will otherwise continue to apply to any business combination between Noble and any person who became an interested member on or prior to the passing of the resolution.

         The members present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of members that leaves less than a quorum.

         Dividend Rights. Subject to any rights and restrictions of any other class or series of shares, the Board of Directors of Noble may, from time to time, declare dividends on the Ordinary Shares issued and authorize payment of the dividends out of Noble's lawfully available funds. The Board of Directors of Noble may declare that any dividend be paid wholly or partly by the distribution of shares of Noble and/or specific assets.

         Noble does not currently pay periodic cash dividends on Ordinary Shares, and any future declaration and payment of dividends by Noble would be:

              - dependent upon its results of operations, financial condition, cash requirements and other relevant factors;

              - subject to the discretion of the Board of Directors of Noble;

              -      subject to restrictions contained in debt instruments; and

              - payable only out of Noble's accumulated profits or share premium account in accordance with Cayman Islands law. The share premium account is the excess of the purchase price for shares issued over the nominal or par value of those shares.

         Rights Upon Liquidation. Upon the liquidation of Noble, after its creditors have been paid in full and the full amounts that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of Ordinary Shares are entitled to receive, pro rata, any remaining assets of Noble available for distribution. The liquidator may deduct from the amount payable in respect of those Ordinary Shares any liabilities the holder has to or with Noble.

         No Sinking Fund.  The Ordinary Shares have no sinking fund provisions.

         No Liability for Further Calls or Assessments. The issued and outstanding Ordinary Shares are duly and validly issued, fully paid and nonassessable.

         No Preemptive Rights. Holders of Ordinary Shares have no preemptive or preferential right to purchase any securities of Noble.

         Redemption and Conversion. The Ordinary Shares are not convertible into shares of any other class or series and are not subject to redemption either by Noble or the holder of the Ordinary Shares.

         Repurchase. Under the articles, Noble may purchase any issued Ordinary Shares in the circumstances and on the terms as are agreed by Noble and the holder of the Ordinary Shares whether or not Noble has made a similar offer to all or any other of the holders of Ordinary Shares.

         Restrictions on Transfer. Subject to the rules of the New York Stock Exchange and any other securities exchange on which the Ordinary Shares may be listed, the Board of Directors may, in its absolute discretion and without assigning any reason, decline to register any transfer of shares.

         Compulsory Acquisition of Shares Held by Minority Holders. An acquiring party is generally able to acquire compulsorily the Ordinary Shares of minority holders in one of two ways:

              - By a procedure under the Cayman Islands Companies Law, 2003 Revision (the "Companies Law"), known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of the Cayman Islands company, the consent of the court and approval of the arrangement by holders of ordinary shares (1) representing a majority in number of the members present at the meeting held to consider the arrangement and (2) holding at least 75 percent of all the issued ordinary shares other than those held by the acquiring party, if any. If a scheme of arrangement receives all necessary consents and approvals, all holders of ordinary shares of a company would be compelled to sell their shares under the terms of the scheme of arrangement.

              - By acquiring pursuant to a tender offer 90 percent of the ordinary shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the ordinary shares not owned by the offeror, obtained the approval of not less than 90 percent of all the shares to which the offer relates, the offeror may, at any time within two months after the end of that four month period, require any nontendering member to transfer its shares on the same terms as the original offer. In those circumstances, nontendering members will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering member, the nontendering member is able to convince the court to order otherwise.

         Transfer Agent. The transfer agent and registrar for the Ordinary Shares is UMB Bank, N.A., Kansas City, Missouri. The Ordinary Shares are listed on the New York Stock Exchange under the symbol "NE."

PREFERRED SHARE PURCHASE RIGHTS

         Noble has a shareholder rights plan which was adopted in 2002 prior to the time Noble became the successor to Noble Delaware as part of the internal corporate restructuring of Noble Delaware and its subsidiaries. Under this plan, one right (a "Right") is attached to each outstanding Ordinary Share. The Rights are exercisable only if a person or group of affiliated or associated persons acquires beneficial ownership of 25 percent or more of our outstanding Ordinary Shares or announces a tender offer, the consummation of which would result in ownership by a person or group of 25 percent or more of our Ordinary Shares. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Shares at an exercise price of $120.00.

PREFERRED SHARES AND DEPOSITARY SHARES

         Noble may issue Preferred Shares in one or more series. Noble's Board of Directors will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional Preferred Shares that will be represented by Depositary Shares and Depositary Receipts.

     Description of Preferred Shares

         The articles authorize Noble's Board of Directors or a committee of its Board of Directors to cause Preferred Shares to be issued in one or more series, without member action. The Board of Directors is authorized to issue up to 15,000,000 Preferred Shares, and can determine the number of shares of each series, and the rights, preferences and limitations of each series. We may amend the articles to increase the number of authorized Preferred Shares in a manner permitted by the articles and the Companies Law. As of the date of this prospectus, Noble has no Preferred Shares outstanding.

         The particular terms of any series of Preferred Shares being offered by Noble under this shelf registration will be described in the prospectus supplement relating to that series of Preferred Shares. Those terms may include:

              -      the number of Preferred Shares of the series being offered;

              - the title and liquidation preference per share of that series of Preferred Shares;

              -      the purchase price of the Preferred Shares;

              -      the dividend rate (or method for determining such rate);

              -      the dates on which dividends will be paid;

              - whether dividends on that series of Preferred Shares will be cumulative or non-cumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

              - any redemption or sinking fund provisions applicable to that series of Preferred Shares;

              - any conversion provisions applicable to that series of Preferred Shares;

              - whether we have elected to offer depositary shares with respect to that series of Preferred Shares; or

              - any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of Preferred Shares.

         If the terms of any series of Preferred Shares being offered differ from the terms set forth below, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Shares. The following summary is not complete. You should refer to the resolutions adopted by Noble's Board of Directors establishing the series of the Preferred Shares for the complete terms of those Preferred Shares. Those resolutions for any series of Preferred Shares will be filed with the SEC promptly after the offering of that series of Preferred Shares.

         The Preferred Shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, in the event we liquidate, dissolve or wind-up our business, each series of Preferred Shares will have the same rank as to dividends and distributions as each other series of the Preferred Shares we may issue in the future. The Preferred Shares will have no preemptive rights.

         Dividend Rights. Holders of Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates set forth in the applicable prospectus supplement. Dividend rates may be fixed or variable or both. Different series of Preferred Shares may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on record dates determined by the Board of Directors. Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as specified in the prospectus supplement. If the Board of Directors fails to declare a dividend on any series of Preferred Shares for which dividends are non-cumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

         No full dividends will be declared or paid on any series of Preferred Shares, unless full dividends for the dividend period commencing after the immediately preceding dividend payment date (and cumulative dividends still owing, if any) have been or contemporaneously are declared and paid on all other series of Preferred Shares which have the same rank as, or rank senior to, that series of Preferred Shares. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of Preferred Shares and on each other series of Preferred Shares having the same rank as, or ranking senior to, that series of Preferred Shares will in all cases bear to each other the same ratio that accrued dividends per share on that series of Preferred Shares and the other Preferred Shares bear to each other. In addition, generally, unless full dividends, including cumulative dividends still owing, if any, on all outstanding shares of any series of Preferred Shares have been paid, no dividends will be declared or paid on the Ordinary Shares and generally we may not redeem or purchase any Ordinary Shares. No interest, or sum of money in lieu of interest, will be paid in connection with any dividend payment or payments which may be in arrears.

         The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

         Rights Upon Liquidation. In the event Noble liquidates, dissolves or winds-up its affairs, either voluntarily or involuntarily, the holders of each series of Preferred Shares will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to each series of Preferred Shares, plus an amount equal to accrued and unpaid dividends, if any, before any distribution of assets is made to the holders of Ordinary Shares. If the amounts payable with respect to Preferred Shares of any series and any shares having the same rank as that series of Preferred Shares are not paid in full, the holders of Preferred Shares and of such other shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of Preferred Shares and any shares having the same rank as the Preferred Shares are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all Noble's property or business nor an amalgamation, merger or consolidation by Noble with any other corporation will be considered a dissolution, liquidation or winding up by Noble of its business or affairs.

         Redemption. Any series of Preferred Shares may be redeemable, in whole or in part, at our option. In addition, any series of Preferred Shares may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of Preferred Shares, including the redemption dates and the redemption prices for that series, will be set forth in the applicable prospectus supplement.

         If a series of Preferred Shares is subject to mandatory redemption, the prospectus supplement will specify the year we can begin to redeem shares of the Preferred Shares, the number of Preferred Shares we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, shares or in cash that we have received specifically from the sale of our capital shares, as specified in the prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital shares, the terms of the series of Preferred Shares may also provide that, if no such capital shares are sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of Preferred Shares will automatically be converted into the applicable capital shares pursuant to conversion provisions specified in the prospectus supplement.

         If fewer than all the outstanding shares of any series of Preferred Shares are to be redeemed, whether by mandatory or optional redemption, Noble's Board of Directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the Preferred Shares called for redemption and all rights of the holders of those shares (except the right to receive the redemption price) will cease.

         In the event that full dividends, including accrued but unpaid dividends, if any, have not been paid on any series of Preferred Shares, we may not redeem that series in part and we may not purchase or acquire any shares of that series of Preferred Shares, except by an offer made on the same terms to all holders of that series of Preferred Shares.

         Conversion Rights. The prospectus supplement will state the terms, if any, on which Preferred Shares of a series are convertible into Ordinary Shares or another series of Noble's Preferred Shares. As described under "Redemption" above, under certain circumstances, Preferred Shares may be mandatorily converted into Ordinary Shares or another series of Noble's Preferred Shares.

         Voting Rights. Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of Preferred Shares will not be entitled to vote. Except as indicated in the applicable prospectus supplement, in the event we issue full shares of any series of Preferred Shares, each share will be entitled to one vote on matters on which holders of that series of Preferred Shares are entitled to vote. However, as more fully described below under "-Description of Depositary Shares", if we issue Depositary Shares representing a fraction of a Preferred Share of a series, each Depositary Share will, in effect, be entitled to that fraction of a vote, rather than a full vote. Because each full share of any series of Preferred Shares will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the Preferred Shares of that series.

         Transfer Agent and Registrar. UMB Bank, N.A., Kansas City, Missouri will be the transfer agent, registrar and dividend disbursement agent for the Preferred Shares and any depositary shares (see the description of depositary shares below). The registrar for the Preferred Shares will send notices to the holders of the Preferred Shares of any meetings at which such holders will have the right to elect directors or to vote on any other matter.

     Description of Depositary Shares

         General. We may, at our option, elect to offer fractional Preferred Shares, rather than full Preferred Shares. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a Preferred Share of a particular series.

         The shares of any series of Preferred Shares underlying the depositary shares will be deposited under a deposit agreement (the "Deposit Agreement") between us and a bank or trust company selected by us (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in Preferred Shares underlying that depositary share, to all the rights and preferences of the Preferred Shares underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

         The depositary shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the Preferred Shares underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and depositary receipt are filed as exhibits to the registration statement of which this prospectus is part. The following summary of the Deposit Agreement, the depositary shares and the depositary receipts is not complete. You should refer to the forms of the Deposit Agreement and Depositary Receipts that are filed as exhibits to the registration statement.

         Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Shares to the record holders of Depositary Shares relating to those Preferred Shares in proportion to the number of depositary shares owned by those holders.

         If there is a distribution other than in cash, the Depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the Depositary determines that it is not feasible to make the distribution. If this occurs, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

         Redemption of Depositary Shares. If a series of Preferred Shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of that series of Preferred Shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the Preferred Shares. Whenever we redeem Preferred Shares that are held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of depositary shares representing the Preferred Shares so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the Depositary.

         After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the Depositary of the depositary receipts evidencing those depositary shares.

         Voting the Preferred Shares. Upon receipt of notice of any meeting at which the holders of Preferred Shares are entitled to vote, the Depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying those Preferred Shares. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Shares underlying that holder's depositary shares. The Depositary will try, as far as practicable, to vote the number of Preferred Shares underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will not vote the Preferred Shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the Preferred Shares.

         Amendment and Termination of the Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may be amended at any time by agreement between us and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of a majority of the depositary shares then outstanding. The Deposit Agreement may be terminated by us or by the Depositary only if (i) all outstanding depositary shares have been redeemed or
(ii) there has been a final distribution of the underlying Preferred Shares in connection with Noble's liquidation, dissolution or winding up and the Preferred Shares have been distributed to the holders of depositary receipts.

         Resignation and Removal of Depositary. The Depositary may resign at any time by delivering a notice to Noble of its election to do so. Noble may remove the Depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of its appointment. The successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

         Miscellaneous. The Depositary will forward to holders of depositary receipts all reports and communications from Noble that we deliver to the Depositary and that we are required to furnish to the holders of the Preferred Shares.

         Neither Noble nor the Depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the Deposit Agreement. Noble's obligations and those of the Depositary will be limited to the performance in good faith of our respective duties under the Deposit Agreement. Neither Noble nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or Preferred Shares unless satisfactory indemnity is furnished. Noble and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

     Description of Permanent Global Preferred Securities

         Certain series of the Preferred Shares or depositary shares may be issued as permanent global securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depositary arrangements applicable to Preferred Shares or depositary receipts issued in permanent global form and for which DTC acts as the depositary ("Global Preferred Securities").

         Each Global Preferred Security will be deposited with, or on behalf of, DTC or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, Global Preferred Securities are not exchangeable for definitive certificated Preferred Shares or depositary receipts.

         Ownership of beneficial interests in a Global Preferred Security is limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a Global Preferred Security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a Global Preferred Security. Ownership of beneficial interests in a Global Preferred Security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the Preferred Shares or depositary shares, as the case may be, represented by a Global Preferred Security. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

         Payments on Preferred Shares and depositary shares represented by a Global Preferred Security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Preferred Security representing the Preferred Shares or depositary shares. We have been advised by DTC that upon receipt of any payment on a Global Preferred Security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in that Global Preferred Security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Preferred Security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither Noble nor any of our agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of beneficial interests in a Global Preferred Security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

         A Global Preferred Security is exchangeable for definitive certificated Preferred Shares or depositary receipts, as the case may be, registered in the name of, and a transfer of a Global Preferred Security may be registered to, a person other than DTC or its nominee, only if:

              - DTC notifies Noble that it is unwilling or unable to continue as Depositary for the Global Preferred Security or at any time DTC ceases to be registered under the Exchange Act; or

              - Noble determines in our discretion that the Global Preferred Security shall be exchangeable for definitive Preferred Shares or depositary receipts, as the case may be, in registered form.

         Any Global Preferred Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive certificated Preferred Shares or depositary receipts, as the case may be, registered by the registrar in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that Global Preferred Security.

         Except as provided above, owners of the beneficial interests in a Global Preferred Security will not be entitled to receive physical delivery of certificates representing shares of Preferred Shares or depositary shares, as the case may be, and will not be considered the holders of Preferred Shares or depositary shares, as the case may be. No Global Preferred Security shall be exchangeable except for another Global Preferred Security to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Preferred Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of Preferred Shares or depositary shares, as the case may be.

         Noble understands that, under existing industry practices, in the event that Noble requests any action of holders, or an owner of a beneficial interest in a Global Preferred Security desires to give or take any action that a holder of Preferred Shares or depositary shares, as the case may be, is entitled to give or take, DTC would authorize the participants holding the relevant beneficial interests to give or take that action and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

         A brief description of DTC is set forth above under "Description of Debt Securities-Book Entry Procedures."

                                    WARRANTS

         Noble may issue warrants for the purchase of its debt securities, Preferred Shares or Ordinary Shares. Noble may issue warrants alone or together with any other securities. Each series of warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between us and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. Further terms of the warrants and the applicable Warrant Agreement will be set forth in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

         We and the subsidiary issuers may sell the securities offered in this prospectus in and outside the United States (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers or (d) through a combination of any of these methods. The applicable prospectus supplement will include the following information:

         -        the terms of the offering;

         - the names of any underwriters, dealers or agents, and the respective amounts of securities underwritten or purchased by each of them;

         -        the name or names of any managing underwriter or underwriters;

         - the purchase price of the securities from us or the subsidiary issuer;

         - the net proceeds to us or the subsidiary issuer from the sale of the securities;

         -        any delayed delivery arrangements;

         - any underwriting discounts, commissions and other items constituting underwriters' compensation;

         -        any initial public offering price;

         - any discounts or concessions allowed or reallowed or paid to dealers; and

         -        any commissions paid to agents.

BY AGENTS

         Offered securities may be sold through agents designated by us or a subsidiary issuer. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we or a subsidiary issuer informs you otherwise in the prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. We and the subsidiary issuers may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to those securities. The terms of any such sales will be described in the applicable prospectus supplement.

BY UNDERWRITERS OR DEALERS

         If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as an underwriter. Unless we or a subsidiary issuer informs you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

         If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to any sale of those securities. We and the subsidiary issuers will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES

         Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

DELAYED DELIVERY CONTRACTS

         If we or the subsidiary issuers so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the applicable subsidiary issuer at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

         Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

         We and the subsidiary issuers may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, Noble or our subsidiaries in the ordinary course of their businesses.

         Unless otherwise stated in a prospectus statement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

         The applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

                                 LEGAL OPINIONS

         Except as set forth in the applicable prospectus supplement, the validity of the debt securities, debt guarantees and depositary shares under United States laws will be passed upon for us by Baker Botts L.L.P., Dallas, Texas, and the validity of the ordinary shares, preferred shares and warrants under Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         Noble Corporation is subject to the informational requirements of the U.S. Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the worldwide web site maintained by the SEC at http://www.sec.gov. You may also inspect those reports, proxy statements and other information concerning Noble at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our Ordinary Shares are currently listed.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that Noble previously filed with the SEC. These documents contain important information about Noble.

         - Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A (No.1) dated June 27, 2003 and Form 10-K/A (No.2) dated June 30, 2003;

         -        Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2003;

         -        Current Report on Form 8-K dated March 14, 2003; and

         - The descriptions of our Ordinary Shares and Preferred Share Purchase Rights contained in our Registration Statement on Form 8-A dated April 25, 2002, as amended by Form 8-A/A (No.1) dated March 14, 2003, filed under Section 12 of the Securities Exchange Act of 1934.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering or offerings are completed.

         Documents incorporated by reference are available from Noble without charge, excluding exhibits unless Noble specifically has incorporated by reference an exhibit in this prospectus. You may obtain without charge a copy of documents that we incorporate by reference in this prospectus by requesting them in writing or by telephone at the following address:

                  Julie J. Robertson
                  Senior Vice President and Secretary
                  Noble Corporation
                  13135 South Dairy Ashford, Suite 800
                  Sugar Land, Texas 77048
                  (281) 276-6100

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The date of this prospectus can be found on the first page. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                     [LOGO]

                                  $500,000,000

                                    --------

                                NOBLE CORPORATION
                                 DEBT SECURITIES
                          GUARANTEES OF DEBT SECURITIES
                                PREFERRED SHARES
                                DEPOSITARY SHARES
                                 ORDINARY SHARES
                                    WARRANTS

                        NOBLE HOLDING (U.S.) CORPORATION
                          GUARANTEES OF DEBT SECURITIES

                           NOBLE DRILLING CORPORATION
                                 DEBT SECURITIES

                         NOBLE DRILLING HOLDING LIMITED
                          GUARANTEES OF DEBT SECURITIES

                           NOBLE DRILLING HOLDING LLC
                                 DEBT SECURITIES

                                    --------

                                   PROSPECTUS

                                    --------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses payable by us in connection with issuance and distribution of the securities being registered. All amounts are estimates subject to future contingencies except the SEC registration statement filing fee.

SEC registration statement filing fee..................................   $   40,500
Accounting fees and expenses...........................................       10,000
Legal fees and expenses................................................       75,000
Printing expenses......................................................       10,000
Trustee fees and expenses..............................................       10,000
Rating agencies' fees..................................................      124,000
Miscellaneous..........................................................       14,500
                                                                          ----------

       Total...........................................................   $  284,000
                                                                          ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

NOBLE CORPORATION

         Cayman Islands law does not limit the extent to which a company's articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.

         Noble's articles of association provide the following:

         Article 111 of Noble's articles of association provides that no Noble director will be personally liable to Noble or its members for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to Noble or to its members, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (c) for any transaction from which the director derived an improper personal benefit.

         Article 112 of Noble's articles of association provides that Noble will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Noble), by reason of the fact that such person is or was a director, officer, employee or agent of Noble, or is or was serving at the request of Noble as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Noble, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Noble, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         Article 113 of Noble's articles of association provides that Noble shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Noble to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Noble, or is or was serving at the request of Noble as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Noble, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Noble unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the such court shall deem proper.

         Any indemnification under Article 112 or Article 113 of Noble's articles of association (unless ordered by a court) shall be made by Noble only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article 112 or Article 113 of Noble's articles of association. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by Noble's members.

         To the extent that a present or former director or officer of Noble has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Articles 112 or 113 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Expenses (including attorneys' fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Noble in advance of the final disposition of such action, suit or proceeding upon receipt by Noble of an undertaking by or on behalf of such officer or director to repay all such amounts advanced if it shall ultimately be determined that such person is not entitled to be indemnified by Noble under its articles of association or otherwise. Such expenses (including attorneys' fees) incurred by present or former employees or agents of Noble other than officers or directors may be so paid upon such terms and conditions, if any, as Noble deems appropriate.

         The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, agreement, vote of members or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Noble has entered into an indemnity agreement with each of its directors and officers to supplement the indemnification protection available under Noble's articles of association referred to above. These indemnity agreements generally provide that Noble will indemnify the parties thereto to the fullest extent permitted by law.

         Noble also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their services in the foregoing capacities.

         The foregoing summaries are necessarily subject to the complete text of Noble's articles of association, indemnity agreements and insurance policy referred to above and are qualified in their entirety by reference thereto.

NOBLE HOLDING (U.S.) CORPORATION

         Noble Holding (U.S.) Corporation is a Delaware corporation. Under
Section 145 of the General Corporation Law of the State of Delaware, Noble Holding (U.S.) Corporation has the power to indemnify its directors and officers, subject to certain limitations.

         Reference is made to Article VI of the Bylaws of Noble Holding (U.S.) Corporation, which Article is filed as Exhibit 4.5 hereto and provides for indemnification of directors and officers of Noble Holding (U.S.) Corporation under certain circumstances.

NOBLE DRILLING CORPORATION

         Noble Drilling Corporation is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, Noble Drilling Corporation has the power to indemnify its directors and officers, subject to certain limitations.

         Reference is made to Article VI of the Bylaws of Noble Drilling Corporation, which Article is filed as Exhibit 4.7 hereto and provides for indemnification of directors and officers of Noble Drilling Corporation under certain circumstances.

NOBLE DRILLING HOLDING LIMITED

         Noble Drilling Holding Limited is a Cayman Islands company. Cayman Islands law does not limit the extent to which a company's articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.

         Noble Drilling Holding Limited's articles of association do not contain any specific provisions relating to indemnification of its directors or officers.

NOBLE DRILLING HOLDING LLC

         Noble Drilling Holding LLC is a Delaware limited liability company. Under Section 108 of the Delaware Limited Liability Company Act, Noble Drilling Holding LLC has the power to indemnify its members and managers, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

         Section 7(l) of the Limited Liability Company Agreement states as follows:

         (l)      Indemnification; Reimbursement of Expenses; Insurance.

         (i) THE COMPANY SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, INDEMNIFY EACH MEMBER, EACH OFFICER, DIRECTOR, MANAGER, MEMBER, SHAREHOLDER, PARTNER, EMPLOYEE, REPRESENTATIVE OR AGENT OF A MEMBER OR THEIR RESPECTIVE AFFILIATES, AND EACH MANAGER, OFFICER, EMPLOYEE OR AGENT OF THE COMPANY OR ITS AFFILIATES ("COVERED PERSONS") WHO IS MADE A PARTY OR IS THREATENED TO BE MADE A PARTY TO ANY THREATENED, PENDING OR COMPLETED ACTION, SUIT OR PROCEEDING, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE (OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE CORPORATION), BY REASON OF THE FACT THAT SUCH COVERED PERSON IS OR WAS A MANAGER, OFFICER, EMPLOYEE OR AGENT OF THE COMPANY, OR IS OR WAS SERVING AT THE REQUEST OF THE COMPANY AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF A CORPORATION, PARTNERSHIP, JOINT VENTURE, TRUST OR OTHER ENTERPRISE, AGAINST ANY AND ALL EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND OTHER LEGAL FEES AND EXPENSES), JUDGMENTS, FINES, SETTLEMENTS, AND OTHER LIABILITIES (WHETHER JOINT AND/OR SEVERAL) ACTUALLY AND REASONABLY INCURRED BY OR IMPOSED UPON SUCH COVERED PERSON IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IF SUCH COVERED PERSON ACTED IN GOOD FAITH AND IN A MANNER SUCH COVERED PERSON REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE COMPANY, AND, WITH RESPECT TO ANY CRIMINAL ACTION OR PROCEEDING, HAD NO REASONABLE CAUSE TO BELIEVE SUCH COVERED PERSON'S CONDUCT WAS UNLAWFUL; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT INDEMNIFY A COVERED PERSON (A) FOR FRAUD, INTENTIONAL MISCONDUCT, KNOWING VIOLATION OF THE LAW OR GROSS NEGLIGENCE, OR (B) FOR ANY TRANSACTION FOR WHICH SUCH COVERED PERSON RECEIVED A PERSONAL BENEFIT IN VIOLATION OR BREACH OF ANY PROVISION OF THIS AGREEMENT. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Covered Person did not meet the requisite standard of conduct set forth in this Section 7(l)(i). Any indemnification hereunder shall be satisfied solely out of the assets of the Company. In no event may a Covered Person subject the Members to personal liability by reason of these indemnification provisions. The indemnification provided by this

Section 7(l)(i) shall be in addition to any other rights to which a Covered Person or any other Person may be entitled under any agreement, pursuant to any vote of Members, as a matter of law or otherwise, and shall continue as to a Covered Person who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Covered Person or in the writing pursuant to which such Covered Person is indemnified.

         (ii) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in investigating, preparing and/or defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 7(l)(i).

         (iii) The Company may purchase and maintain insurance, at its expense, to the extent and in such amounts as the Managers shall, in their discretion, deem reasonable, on behalf of Covered Persons against any liability that may be asserted against such Covered Person and incurred by such Covered Person in such capacity, or arising out of such Covered Person's status with the Company, regardless of whether the Company would have the power to indemnify such Covered Person against such liability under the provisions of Section 7(l)(i) or applicable law. The Managers and the Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 7(l)(ii) and containing such other procedures regarding indemnification as are appropriate.

ITEM 16. EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

EXHIBIT
NUMBER                                  DESCRIPTION
1.1*     Form of Underwriting Agreement (Debt).

1.2*     Form of Underwriting Agreement (Equity).

1.3*     Form of Underwriting Agreement (Warrants).

2.1      Agreement and Plan of Merger dated as of March 11, 2002 among Noble
         Corporation, Noble Cayman Acquisition Corporation, Noble Holding (U.S.)
         Corporation and Noble Drilling Corporation (included as Annex A to the proxy statement/prospectus that constitutes a part of Noble
         Corporation's Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.1      Memorandum of Association of Noble Corporation (filed as Exhibit 3.3 to
         Noble Corporation's Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.2      Articles of Association of Noble Corporation (filed as Exhibit 3.4 to
         Noble Corporation's Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.3      Terms of Series A Junior Participating Preferred Shares of Noble
         Corporation (filed as Exhibit 4.1 to Noble Corporation's Registration
         Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.4      Certificate of Incorporation of Noble Holding (U.S.) Corporation.

4.5      Bylaws of Noble Holding (U.S.) Corporation.

4.6 Restated Certificate of Incorporation of Noble Drilling Corporation, included as Exhibit A to the Certificate of Merger of Noble Cayman
         Acquisition Corporation with and into Noble Drilling Corporation.

4.7      Bylaws of Noble Drilling Corporation.

4.8      Memorandum and Articles of Association of Noble Drilling Holding
         Limited.

4.9      Certificate of Formation of Noble Drilling Holding LLC.

4.10     Limited Liability Company Agreement of Noble Drilling Holding LLC.

4.11 Indenture dated as of March 1, 1999, between Noble Drilling Corporation and JPMorgan Chase Bank (formerly Chase Bank of Texas, National
         Association), as trustee (filed as Exhibit 4.1 to the Form 8-K of Noble
         Drilling Corporation dated March 22, 1999 (date of event: March 1,
         1999) and incorporated herein by reference).

4.12     Supplemental Indenture dated as of March 16, 1999, between Noble
         Drilling Corporation and JPMorgan Chase Bank (formerly Chase Bank of
         Texas, National Association), as trustee (filed as Exhibit 4.2 to Noble
         Drilling Corporation's Form 8-K dated March 22, 1999 (date of event:
         March 1, 1999) and incorporated herein by reference).

4.13     Rights Agreement between Noble Corporation and UMB Bank, N.A., as
         Rights Agent, which includes the Form of Right Certificate as Exhibit B thereto (filed as Exhibit 4.1 to Noble Corporation's Registration
         Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.14     First Amendment to Rights Agreement between Noble Corporation and UMB
         Bank, N.A., as Rights Agent, dated as of March 12, 2003 (filed as
         Exhibit 4.2 to Noble Corporation's Form 8-K filed on March 14, 2003 and incorporated herein by reference).

4.15     Consent and Agreement dated December 20, 2001 by and among Noble
         Drilling (Paul Romano) Inc., Noble Drilling Corporation and the
         Noteholders a party thereto (filed as Exhibit 4.6 to Noble Drilling
         Corporation's Annual Report on Form 10-K for the year ended December
         31, 2001 and incorporated herein by reference).

4.16     Note Purchase Agreement dated as of September 24, 1998, by and among
         Noble Drilling (Paul Romano) Inc. and each of the note purchasers thereunder. Each note purchaser has entered into a separate Note
         Purchase Agreement, which agreements are substantially identical in all material respects, except for the principal amount of notes to be purchased. A schedule identifying each of the note purchasers that entered into a Note Purchase Agreement with Noble Drilling (Paul
         Romano) Inc. and the principal amount of notes to be purchased by each such note purchaser is included as Schedule A to the Note Purchase
         Agreement (filed as Exhibit 4.1 to Noble Drilling Corporation's
         Quarterly Report on Form 10-Q for the three-month period ended
         September 30, 1998 and incorporated herein by reference).

4.17 Trust Indenture and Security Agreement dated as of November 24, 1998, between Noble Drilling (Paul Romano) Inc. and Chase Bank of Texas,
         National Association, as Trustee (filed as Exhibit 4.18 to Noble
         Drilling Corporation's Registration Statement on Form S-3 (No.
         333-72059) and incorporated herein by reference).

4.18     First Naval Mortgage covering the Noble Paul Romano dated as of
         November 24, 1998, made by Noble Drilling (Paul Romano) Inc. in favor of Chase Bank of Texas, National Association, as Indenture Trustee
         (filed as Exhibit 4.19 to Noble Drilling Corporation's Registration
         Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).

4.19     Note Purchase Agreement dated as of July 1, 1998, by and among Noble
         Drilling (Paul Wolff) Ltd., Chase Bank of Texas, National Association, as Trustee, and each of the note purchasers thereunder. Each note purchaser has entered into a separate Note Purchase Agreement, which agreements are substantially identical in all material respects, except for the principal amount of notes purchased. A schedule identifying each of the note purchasers that entered into a Note Purchase Agreement with Noble Drilling (Paul Wolff) Ltd. and the principal amount of notes purchased by each such note purchaser is included in Annex I to the Note Purchase Agreement (filed as Exhibit 4.4 to Noble Drilling
         Corporation's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1998 and incorporated herein by reference).

4.20     Indenture of First Naval Mortgage, dated as of July 1, 1998, made by
         Noble Drilling (Paul Wolff) Ltd. in favor of Chase Bank of Texas,
         National Association, as Trustee (filed as Exhibit 4.5 to Noble
         Drilling Corporation's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1998 and incorporated herein by reference).

4.21     Parent Guaranty, dated as of July 1, 1998, by Noble Drilling
         Corporation in favor of Chase Bank of Texas, National Association, as
         Trustee (filed as Exhibit 4.6 to Noble Drilling Corporation's Quarterly
         Report on Form 10-Q for the three-month period ended September 30, 1998 and incorporated herein by reference).

4.22     Note Purchase Agreement dated as of December 21, 1998, by and among
         Noble Drilling (Jim Thompson) Inc., Chase Bank of Texas, National
         Association, as Trustee, and each of the note purchasers thereunder.
         Each note purchaser has entered into a separate Note Purchase
         Agreement, which agreements are substantially identical in all material respects, except for the principal amount of notes purchased. A schedule identifying each of the note purchasers that entered into a Note Purchase Agreement with Noble Drilling (Jim Thompson) Inc. and the principal amount of notes purchased by each such note purchaser is included as Annex I to the Note Purchase Agreement (filed as Exhibit
         4.24 to Noble Drilling Corporation's Registration Statement on Form S-3
         (No. 333-72059) and incorporated herein by reference).

4.23 Indenture of First Naval Mortgage, dated as of December 21, 1998, made by Noble Drilling (Jim Thompson) Inc. in favor of Chase Bank of Texas,
         National Association, as Trustee (filed as Exhibit 4.25 to Noble
         Drilling Corporation's Registration Statement on Form S-3 (No.
         333-72059) and incorporated herein by reference).

4.24     Parent Guaranty, dated as of December 21, 1998, by Noble Drilling
         Corporation in favor of Chase Bank of Texas, National Association, as
         Trustee (filed as Exhibit 4.26 to Noble Drilling Corporation's
         Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).

4.25     Credit Agreement dated May 30, 2001, among Noble Drilling Corporation,
         Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative
         Agent, and the lenders named therein (filed as Exhibit 4 to Noble
         Drilling Corporation's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2001 and incorporated herein by reference).

4.26     Irrevocable Letter of Credit, dated December 20, 2001, by Nordea Bank
         Norge ASA, New York Branch, and issued to JPMorgan Chase Bank, as
         Trustee of the Trust Indenture and Security Agreement, dated as of November 24, 1998, between Noble Drilling (Paul Romano) Inc. and the
         Trustee, for the benefit of the note holders thereunder (filed as Exhibit 4.17 to Noble Drilling Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.27     Amended and Restated Credit Agreement dated May 1, 2002 among Noble
         Corporation,

         Noble Holding (U.S.) Corporation, Noble Drilling Corporation, Nordea
         Bank Norge ASA, New York Branch, as Administrative Agent, and the lenders named therein (filed as Exhibit 4.1 to Noble Corporation's
         Quarterly Report on Form 10-Q for the three-month period ended March
         31, 2002 and incorporated herein by reference).

4.28     First Amendment to Note Purchase Agreement and Consent, dated March 15,
         2002, between Noble Drilling (Jim Thompson) Inc., each of the note purchasers thereunder and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.2 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.29     Amended and Restated Parent Guaranty, dated as April 25, 2002, by Noble
         Corporation, Noble Holding (U.S.) Corporation and Noble Drilling
         Corporation, in favor of JPMorgan Chase Bank, National Association, as trustee, for the benefit of the note purchasers under the Note Purchase
         Agreement and Consent with Noble Drilling (Jim Thompson) Inc. (filed as
         Exhibit 4.3 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.30     First Amendment to Note Purchase Agreement and Consent, dated March 15,
         2002, between Noble Drilling (Paul Wolff) Ltd., each of the note purchasers thereunder and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.4 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.31     Amended and Restated Parent Guaranty, dated as May 1, 2002, by Noble
         Corporation, Noble Holding (U.S.) Corporation and Noble Drilling
         Corporation, in favor of JPMorgan Chase Bank, National Association, as trustee, for the benefit of the note purchasers under the Note Purchase
         Agreement and Consent with Noble Drilling (Paul Wolff) Ltd. (filed as
         Exhibit 4.5 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.32     Second Supplemental Indenture, dated as of April 30, 2002, between
         Noble Drilling Corporation, Noble Holding (U.S.) Corporation and Noble
         Corporation, and JPMorgan Chase Bank, as trustee (filed as Exhibit 4.6 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.33     Form of Senior Indenture of Noble Corporation.

4.34     Form of Subordinated Indenture of Noble Corporation.

4.35     Form of Senior Debt Security of Noble Corporation (included in Exhibit
         4.33).

4.36     Form of Subordinated Debt Security of Noble Corporation (included in
         Exhibit 4.34).

4.37     Form of Subordinated Indenture of Noble Drilling Corporation.

4.38     Form of Subordinated Debt Security of Noble Drilling Corporation and
         Form of Subordinated Guarantee by Noble Corporation and Noble Holding
         (U.S.) Corporation (included in Exhibit 4.37).

4.39     Form of Senior Indenture of Noble Drilling Holding LLC.

4.40     Form of Subordinated Indenture of Noble Drilling Holding LLC.

4.41     Form of Senior Debt Security of Noble Drilling Holding LLC and Form of
         Senior Guarantee

         by Noble Corporation and Noble Drilling Holding Limited (included in
         Exhibit 4.39).

4.42     Form of Subordinated Debt Security of Noble Drilling Holding LLC and
         Form of Subordinated Guarantee by Noble Corporation and Noble Drilling
         Holding Limited (included in Exhibit 4.40).

4.43*    Form of Warrant Agreement.

5.1      Opinion of Baker Botts L.L.P.

5.2      Opinion of Maples and Calder.

12.1     Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Baker Botts L.L.P. (contained in its opinion filed as Exhibit 5.1).

23.3     Consent of Maples and Calder (contained in its opinion filed as Exhibit
         5.2).

24.1     Powers of Attorney (included in signature pages hereto).

25.1     Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, with respect to Trustee under the Noble Corporation Senior Indenture.

25.2     Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, with respect to Trustee under the Noble Corporation Subordinated Indenture.

25.3     Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, with respect to Trustee under the Noble Drilling Corporation Senior Indenture.

25.4     Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, with respect to Trustee under the Noble Drilling Corporation Subordinated Indenture.

25.5     Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, with respect to Trustee under the Noble Drilling Holding LLC Senior Indenture.

25.6     Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939, as amended, with respect to Trustee under the Noble Drilling Holding LLC Subordinated Indenture.

----------
* To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

ITEM 17. UNDERTAKINGS.

         (a)      Rule 415 offering.

         The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings incorporating subsequent Exchange Act documents by reference.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act, that is incorporated by reference in this registration statement, shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)      Request for acceleration of effective date.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (i)      Rule 430A.

                  The undersigned registrants hereby undertake that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Noble Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. James, Barbados, on the 25th day of July, 2003.

                                        NOBLE CORPORATION

                                        By: /s/ James C. Day
                                            --------------------------
                                            James C. Day
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints James C. Day, Mark A. Jackson and Robert D. Campbell, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        SIGNATURE                              TITLE                                 DATE
 /s/ James C. Day            Chairman and Chief Executive                       July 25, 2003
------------------------           Officer and Director
     James C. Day            (Principal Executive Officer and
                             Authorized Representative in the
                             United States)

                             Senior Vice President - Finance,                   July 25, 2003
/s/ Mark A. Jackson          Chief Financial Officer, Treasurer,
------------------------     Controller and Assistant Secretary
    Mark A. Jackson          (Principal Financial and Accounting Officer)

/s/ Michael A. Cawley                Director                                   July 25, 2003
------------------------
    Michael A. Cawley

/s/ Lawrence J. Chazen               Director                                   July 25, 2003
------------------------
    Lawrence J. Chazen


/s/ Luke R. Corbett                  Director                                   July 25, 2003
------------------------
    Luke R. Corbett

/s/ Marc E. Leland                   Director                                   July 25, 2003
------------------------
   Marc E. Leland

/s/ Jack E. Little                   Director                                   July 25, 2003
------------------------
    Jack E. Little

/s/ William A. Sears                 Director                                   July 25, 2003
------------------------
    William A. Sears

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Noble Holding (U.S.) Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. James, Barbados, on the 25th day of July, 2003.

                                              NOBLE HOLDING (U.S.) CORPORATION

                                              By: /s/ Mark A. Jackson
                                                  ------------------------------
                                                      Mark A. Jackson
                                                      Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark A. Jackson and Robert D. Campbell, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          SIGNATURE                         TITLE                      DATE

/s/ Robert D. Campbell          President and Director             July 25, 2003
-----------------------------   (Principal Executive Officer)
    Robert D. Campbell

/s/Mark A. Jackson
-----------------------------   Vice President and Director        July 25, 2003
    Mark A. Jackson

/s/ Mark L. Mey                          Treasurer
-----------------------------   (Principal Financial Officer)      July 25, 2003
    Mark L. Mey

/s/Timothy S. Thomasson                  Controller
-----------------------------   (Principal Accounting Officer)     July 25, 2003
 Timothy S. Thomasson

/s/ Julie J. Robertson                    Director                 July 25, 2003
-----------------------------
   Julie J. Robertson

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Noble Drilling Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. James, Barbados, on the 25th day of July, 2003.

                                                NOBLE DRILLING CORPORATION

                                                By: /s/ Mark A. Jackson
                                                    ----------------------------
                                                        Mark A. Jackson
                                                        Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark A. Jackson and Robert D. Campbell, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          SIGNATURE                        TITLE                                   DATE
/s/ Robert D. Campbell       President and Director                           July 25, 2003
------------------------     (Principal Executive Officer)
    Robert D. Campbell

                             Vice President, Treasurer and Controller         July 25, 2003
/s/ Mark A. Jackson          and Director
------------------------     (Principal Financial and Accounting Officer)
    Mark A. Jackson

/s/ Julie J. Robertson                Director                                July 25, 2003
------------------------
    Julie J. Robertson

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Noble Drilling Holding Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. James, Barbados, on the 25th day of July, 2003.

                                                NOBLE DRILLING HOLDING LIMITED

                                                By: /s/ Danny W. Adkins
                                                    ----------------------------
                                                    Danny W. Adkins
                                                    Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark A. Jackson and Robert D. Campbell, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                  TITLE                                  DATE
/s/ Danny W. Adkins          Senior Vice President and Director              July 25, 2003
------------------------     (Principal Executive Officer)
    Danny W. Adkins

                             Controller and Secretary and                    July 25, 2003
/s/ Alan R. Hay              Director
------------------------     (Principal Financial and Accounting Officer)
    Alan R. Hay

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Noble Drilling Holding LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. James, Barbados, on the 25th day of July, 2003.

                                                  NOBLE DRILLING HOLDING LLC

                                                  By: /s/ Danny W. Adkins
                                                      --------------------------
                                                      Danny W. Adkins
                                                      Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark A. Jackson and Robert D. Campbell, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      SIGNATURE                          TITLE                               DATE
/s/ Danny W. Adkins     Senior Vice President and Director               July 25, 2003
---------------------   (Principal Executive Officer)
   Danny W. Adkins

                        Controller and Secretary and                     July 25, 2003
/s/ Alan R. Hay         Director
--------------------    (Principal Financial and Accounting Officer)
   Alan R. Hay

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION

1.1*     Form of Underwriting Agreement (Debt).

1.2*     Form of Underwriting Agreement (Equity).

1.3*     Form of Underwriting Agreement (Warrants).

2.1 Agreement and Plan of Merger dated as of March 11, 2002 among Noble Corporation, Noble Cayman Acquisition Corporation, Noble Holding (U.S.) Corporation and Noble Drilling Corporation (included as Annex A to the proxy statement/prospectus that constitutes a part of Noble Corporation's Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.1 Memorandum of Association of Noble Corporation (filed as Exhibit 3.3 to Noble Corporation's Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.2 Articles of Association of Noble Corporation (filed as Exhibit 3.4 to Noble Corporation's Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.3 Terms of Series A Junior Participating Preferred Shares of Noble Corporation (filed as Exhibit 4.1 to Noble Corporation's Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.4      Certificate of Incorporation of Noble Holding (U.S.) Corporation.

4.5      Bylaws of Noble Holding (U.S.) Corporation.

4.6 Restated Certificate of Incorporation of Noble Drilling Corporation, included as Exhibit A to the Certificate of Merger of Noble Cayman Acquisition Corporation with and into Noble Drilling Corporation.

4.7      Bylaws of Noble Drilling Corporation.

4.8      Memorandum and Articles of Association of Noble Drilling Holding
         Limited.

4.9      Certificate of Formation of Noble Drilling Holding LLC.

4.10     Limited Liability Company Agreement of Noble Drilling Holding LLC.

4.11 Indenture dated as of March 1, 1999, between Noble Drilling Corporation and JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association), as trustee (filed as Exhibit 4.1 to the Form 8-K of Noble Drilling Corporation dated March 22, 1999 (date of event: March 1,
         1999) and incorporated herein by reference).

4.12 Supplemental Indenture dated as of March 16, 1999, between Noble Drilling Corporation and JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association), as trustee (filed as Exhibit 4.2 to Noble Drilling Corporation's Form 8-K dated March 22, 1999 (date of event:
         March 1, 1999) and incorporated herein by reference).

4.13 Rights Agreement between Noble Corporation and UMB Bank, N.A., as Rights Agent, which includes the Form of Right Certificate as Exhibit B thereto (filed as Exhibit 4.1 to Noble Corporation's Registration Statement on Form S-4 (No. 333-84278) and incorporated herein by reference).

4.14 First Amendment to Rights Agreement between Noble Corporation and UMB Bank, N.A., as Rights Agent, dated as of March 12, 2003 (filed as
         Exhibit 4.2 to Noble Corporation's Form 8-K filed on March 14, 2003 and incorporated herein by reference).

4.15 Consent and Agreement dated December 20, 2001 by and among Noble Drilling (Paul Romano) Inc., Noble Drilling Corporation and the Noteholders a party thereto (filed as Exhibit 4.6 to Noble Drilling Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.16 Note Purchase Agreement dated as of September 24, 1998, by and among Noble Drilling (Paul Romano) Inc. and each of the note purchasers thereunder. Each note purchaser has entered into a separate Note Purchase Agreement, which agreements are substantially identical in all material respects, except for the principal amount of notes to be purchased. A schedule identifying each of the note purchasers that entered into a Note Purchase Agreement with Noble Drilling (Paul Romano) Inc. and the principal amount of notes to be purchased by each such note purchaser is included as Schedule A to the Note Purchase Agreement (filed as Exhibit 4.1 to Noble Drilling Corporation's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1998 and incorporated herein by reference).

4.17 Trust Indenture and Security Agreement dated as of November 24, 1998, between Noble Drilling (Paul Romano) Inc. and Chase Bank of Texas, National Association, as Trustee (filed as Exhibit 4.18 to Noble Drilling Corporation's Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).

4.18 First Naval Mortgage covering the Noble Paul Romano dated as of November 24, 1998, made by Noble Drilling (Paul Romano) Inc. in favor of Chase Bank of Texas, National Association, as Indenture Trustee (filed as Exhibit 4.19 to Noble Drilling Corporation's Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).

4.19 Note Purchase Agreement dated as of July 1, 1998, by and among Noble Drilling (Paul Wolff) Ltd., Chase Bank of Texas, National Association, as Trustee, and each of the note purchasers thereunder. Each note purchaser has entered into a separate Note Purchase Agreement, which agreements are substantially identical in all material respects, except for the principal amount of notes purchased. A schedule identifying each of the note purchasers that entered into a Note Purchase Agreement with Noble Drilling (Paul Wolff) Ltd. and the principal amount of notes purchased by each such note purchaser is included in Annex I to the Note Purchase Agreement (filed as Exhibit 4.4 to Noble Drilling Corporation's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1998 and incorporated herein by reference).

4.20 Indenture of First Naval Mortgage, dated as of July 1, 1998, made by Noble Drilling (Paul Wolff) Ltd. in favor of Chase Bank of Texas, National Association, as Trustee (filed as Exhibit 4.5 to Noble Drilling Corporation's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1998 and incorporated herein by reference).

4.21 Parent Guaranty, dated as of July 1, 1998, by Noble Drilling Corporation in favor of Chase Bank of Texas, National Association, as Trustee (filed as Exhibit 4.6 to Noble Drilling Corporation's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1998 and incorporated herein by reference).

4.22 Note Purchase Agreement dated as of December 21, 1998, by and among Noble Drilling (Jim Thompson) Inc., Chase Bank of Texas, National Association, as Trustee, and each of the note purchasers thereunder. Each note purchaser has entered into a separate Note Purchase Agreement, which agreements are substantially identical in all material respects, except for the principal amount of notes purchased. A schedule identifying each of the note purchasers that entered into a Note Purchase Agreement with Noble Drilling (Jim Thompson) Inc. and the principal amount of notes purchased by each such note purchaser is included as Annex I to the Note Purchase Agreement (filed as Exhibit
         4.24 to Noble Drilling Corporation's Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).

4.23 Indenture of First Naval Mortgage, dated as of December 21, 1998, made by Noble Drilling (Jim Thompson) Inc. in favor of Chase Bank of Texas, National Association, as Trustee (filed as Exhibit 4.25 to Noble Drilling Corporation's Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).

4.24 Parent Guaranty, dated as of December 21, 1998, by Noble Drilling Corporation in favor of Chase Bank of Texas, National Association, as Trustee (filed as Exhibit 4.26 to Noble Drilling Corporation's Registration Statement on Form S-3 (No. 333-72059) and incorporated herein by reference).

4.25 Credit Agreement dated May 30, 2001, among Noble Drilling Corporation, Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative Agent, and the lenders named therein (filed as Exhibit 4 to Noble Drilling Corporation's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2001 and incorporated herein by reference).

4.26 Irrevocable Letter of Credit, dated December 20, 2001, by Nordea Bank Norge ASA, New York Branch, and issued to JPMorgan Chase Bank, as Trustee of the Trust Indenture and Security Agreement, dated as of November 24, 1998, between Noble Drilling (Paul Romano) Inc. and the Trustee, for the benefit of the note holders thereunder (filed as Exhibit 4.17 to Noble Drilling Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

4.27 Amended and Restated Credit Agreement dated May 1, 2002 among Noble Corporation, Noble Holding (U.S.) Corporation, Noble Drilling Corporation, Nordea Bank Norge ASA, New York Branch, as Administrative Agent, and the lenders named therein (filed as Exhibit 4.1 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.28 First Amendment to Note Purchase Agreement and Consent, dated March 15, 2002, between Noble Drilling (Jim Thompson) Inc., each of the note purchasers thereunder and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.2 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.29 Amended and Restated Parent Guaranty, dated as April 25, 2002, by Noble Corporation, Noble Holding (U.S.) Corporation and Noble Drilling Corporation, in favor of JPMorgan Chase Bank, National Association, as trustee, for the benefit of the note purchasers under the Note Purchase Agreement and Consent with Noble Drilling (Jim Thompson) Inc. (filed as
         Exhibit 4.3 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.30 First Amendment to Note Purchase Agreement and Consent, dated March 15, 2002, between Noble Drilling (Paul Wolff) Ltd., each of the note purchasers thereunder and JPMorgan Chase Bank, National Association, as trustee (filed as Exhibit 4.4 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31,

         2002 and incorporated herein by reference).

4.31 Amended and Restated Parent Guaranty, dated as May 1, 2002, by Noble Corporation, Noble Holding (U.S.) Corporation and Noble Drilling Corporation, in favor of JPMorgan Chase Bank, National Association, as trustee, for the benefit of the note purchasers under the Note Purchase Agreement and Consent with Noble Drilling (Paul Wolff) Ltd. (filed as
         Exhibit 4.5 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.32 Second Supplemental Indenture, dated as of April 30, 2002, between Noble Drilling Corporation, Noble Holding (U.S.) Corporation and Noble Corporation, and JPMorgan Chase Bank, as trustee (filed as Exhibit 4.6 to Noble Corporation's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

4.33     Form of Senior Indenture of Noble Corporation.

4.34     Form of Subordinated Indenture of Noble Corporation.

4.35     Form of Senior Debt Security of Noble Corporation (included in Exhibit
         4.33).

4.36     Form of Subordinated Debt Security of Noble Corporation (included in
         Exhibit 4.34).

4.37     Form of Subordinated Indenture of Noble Drilling Corporation.

4.38 Form of Subordinated Debt Security of Noble Drilling Corporation and Form of Subordinated Guarantee by Noble Corporation and Noble Holding (U.S.) Corporation (included in Exhibit 4.37).

4.39     Form of Senior Indenture of Noble Drilling Holding LLC.

4.40     Form of Subordinated Indenture of Noble Drilling Holding LLC.

4.41 Form of Senior Debt Security of Noble Drilling Holding LLC and Form of Senior Guarantee by Noble Corporation and Noble Drilling Holding Limited (included in Exhibit 4.39).

4.42 Form of Subordinated Debt Security of Noble Drilling Holding LLC and Form of Subordinated Guarantee by Noble Corporation and Noble Drilling Holding Limited (included in Exhibit 4.40).

4.43*    Form of Warrant Agreement.

5.1      Opinion of Baker Botts L.L.P.

5.2      Opinion of Maples and Calder.

12.1     Statement re Computation of Ratio of Earnings to Fixed Charges.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Baker Botts L.L.P. (contained in its opinion filed as Exhibit 5.1).

23.3     Consent of Maples and Calder (contained in its opinion filed as Exhibit
         5.2).

24.1     Powers of Attorney (included in signature pages hereto).

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Corporation Senior Indenture.

25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Corporation Subordinated Indenture.

25.3 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Drilling Corporation Senior Indenture.

25.4 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Drilling Corporation Subordinated Indenture.

25.5 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Drilling Holding LLC Senior Indenture.

25.6 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee under the Noble Drilling Holding LLC Subordinated Indenture.

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* To be filed by amendment or as an exhibit with a subsequent Current Report on
Form 8-K in connection with a specific offering.